UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 10, 2014


                               LITHIUM CORPORATION
             (Exact name of registrant as specified in its charter)

           Nevada                     000-54332                  98-0530295
(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)               File Number)            Identification No.)

5976 Lingering Breeze Street, Las Vegas NV                         89148
(Address of principal executive offices)                         (Zip Code)

        Registrant's telephone number, including area code (775) 410-5287

                                 Not applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

Effective August 15, 2014, we entered into an asset purchase agreement (the "Agreement") with Pathion, Inc., a Delaware corporation and Pathion Mining Inc., a Nevada corporation. Pursuant to the Agreement, we have agreed to sell to Pathion, Inc. and Pathion Mining, our rights, interests and assets relating to our Fish Lake Valley, San Emidio and BC Sugar properties. The Agreement was set to close at the end of September 2014, but was extended to September 17, 2014 by mutual agreement, and was further extended by mutual agreement on October 24, 2014 until January 17, 2015.

Pathion, Inc. and Pathion Mining, Inc. have been in default of their obligations under the Agreement and on December 10, 2014, we amended certain terms of the Agreement such that Pathion Mining waives its right to require no negotiation during the pre-closing period and any related penalties for default and its right to require a non-competition agreement.

As consideration for these amendments our company shall forebear our right to terminate the Agreement without first providing further written notice to Pathion Mining; for any subsequent default our company shall issue notice to Pathion Mining; and in the event that Pathion Mining cures its current default and then is in default of the Agreement again, our company will then issue 10 days written notice to cure the default before we can terminate the Agreement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIUM CORPORATION


/s/ Brian Goss
--------------------------------
Brian Goss
President and Director
Date: December 16, 2014

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